Exhibit 99.1

ADLP LLC
CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS
As of March 31, 2026
(dollar amounts in thousands)
(unaudited)

Investments	Percentage of Members’ Capital	Fair Value(1)
First Lien Senior Secured Loans
United States
Automobiles and Components	6.3%	$38,477
Capital Goods	37.3	229,002
Commercial and Professional Services	26.4	162,424
Consumer Distribution and Retail	11.8	72,413
Consumer Durables and Apparel	4.6	27,983
Consumer Services	29.8	182,805
Data Centers	0.9	5,629
Energy	4.5	27,941
Financial Services	25.2	154,554
Food and Beverage	3.5	21,624
Gas Utilities	2.0	12,220
Health Care Equipment and Services	41.1	252,360
Household and Personal Products	7.8	47,645
Independent Power and Renewable Electricity Producers	4.2	25,959
Insurance	22.1	135,904
Materials	3.7	22,477
Pharmaceuticals, Biotechnology and Life Sciences	13.2	81,342
Software and Services	95.6	586,985
Sports, Media and Entertainment	6.6	40,780
Technology Hardware and Equipment	1.5	9,114
Telecommunication Services	1.7	10,772
Transportation	8.1	49,759
Total United States (Cost $2,221,466)	357.9	2,198,169
Canada
Capital Goods	4.4	26,814
Consumer Durables and Apparel	0.2	1,159
Consumer Services	0.5	3,071
Financial Services	—	351
Health Care Equipment and Services	1.0	5,933
Insurance	6.9	42,395
Total Canada (Cost $79,857)	13.0	79,723
United Kingdom
Consumer Distribution and Retail	0.8	4,996
Consumer Services	1.3	7,819
Financial Services	4.5	27,428
Food and Beverage	0.6	3,909
Insurance	1.8	11,125
Total United Kingdom (Cost $55,604)	9.0	55,277

Investments	Percentage of Members’ Capital	Fair Value(1)
Jersey
Financial Services	4.0	24,912
Total Jersey (Cost $24,639)	4.0	24,912
Denmark
Pharmaceuticals, Biotechnology and Life Sciences	0.5	2,933
Software and Services	3.5	21,406
Total Denmark (Cost $24,853)	4.0	24,339
France
Food and Beverage	0.9	5,773
Household and Personal Products	0.5	2,989
Software and Services	0.5	2,960
Total France (Cost $11,699)	1.9	11,722
Hong Kong
Consumer Services	0.8	4,917
Total Hong Kong (Cost $4,975)	0.8	4,917
Luxembourg
Consumer Services	0.6	3,987
Software and Services	0.1	374
Total Luxembourg (Cost $4,376)	0.7	4,361
Chile
Sports, Media and Entertainment	0.5	2,943
Total Chile (Cost $2,951)	0.5	2,943
Australia
Consumer Services	0.2	1,216
Total Australia (Cost $1,142)	0.2	1,216
Total First Lien Senior Secured Loans (Cost $2,431,562)	392.0%	$2,407,579
Second Lien Senior Secured Loans
United States
Sports, Media and Entertainment	2.7	16,887
Total United States (cost $17,188)	2.7	16,887
Total Second Lien Senior Secured Loans (Cost $17,188)	2.7%	$16,887
Subordinated Senior Secured Loans
United States
Data Centers	0.6	3,400
Total United States (Cost $3,781)	0.6	3,400
Total Subordinated Senior Secured Loans (Cost $3,781)	0.6%	$3,400
Preferred Equity
Canada
Consumer Services	—	2
Total Canada (Cost $2)	—	2
United States
Consumer Services	—	2
Total United States (Cost $2)	—	2
Total Preferred Equity (Cost $4)	—%	$4
Other Equity
United States
Capital Goods	—	1

Investments	Percentage of Members’ Capital	Fair Value(1)
Consumer Distribution and Retail	—	1
Consumer Services	—	1
Health Care Equipment and Services	—	1
Sports, Media and Entertainment	—	1
Total United States (Cost $5)	—	5
Total Other Equity (Cost $5)	—%	$5
Total Investments (Cost $2,452,540)	395.3%	$2,427,875

____________________________________________________________________________

(1)Represents the fair value in accordance with Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures. The determination of such fair value is not included in the valuation process described elsewhere in Ares Strategic Income Fund’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026.

ADLP LLC
CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS
As of December 31, 2025
(dollar amounts in thousands)

Investments	Percentage of Members’ Capital	Fair Value(1)
First Lien Senior Secured Loans
United States
Automobiles and Components	6.6%	$31,986
Capital Goods	20.9	101,739
Commercial and Professional Services
Accommodations Plus Technologies LLC, $27,499 funded par value, due 05/2032, 8.94% (SOFR + 5.25%)	5.7	27,499
Other	21.7	105,359
Consumer Distribution and Retail	13.9	67,466
Consumer Durables and Apparel	4.8	23,156
Consumer Services	20.6	99,979
Data Centers	1.1	5,629
Energy	4.2	20,216
Financial Services	25.2	122,073
Food and Beverage	3.5	17,044
Gas Utilities	0.8	3,885
Health Care Equipment and Services	33.6	162,901
Household and Personal Products
Silk Holdings III LLC, $26,140 funded par value, due 12/2032, 8.34% (SOFR + 4.50%)	5.4	25,878
Other	4.5	22,135
Independent Power and Renewable Electricity Producers	3.8	18,453
Insurance	23.6	114,625
Materials	4.6	22,295
Pharmaceuticals, Biotechnology and Life Sciences	10.3	50,251
Software and Services
Victors Purchaser, LLC, $30,175 funded par value, due 12/2032, 8.19% - 8.23% (SOFR + 4.50%)	6.2	30,099
Other	88.8	430,759
Sports, Media and Entertainment	5.9	28,454
Technology Hardware and Equipment	1.5	7,340
Telecommunication Services	1.7	8,078
Transportation	3.0	14,672
Total United States (Cost $1,564,200)	321.9	1,561,971
Canada
Capital Goods	1.7	8,057
Consumer Durables and Apparel	0.2	1,179
Financial Services	0.1	357
Health Care Equipment and Services	1.2	5,987
Insurance	6.6	32,112
Total Canada (Cost $46,790)	9.8	47,692
United Kingdom
Consumer Services	0.6	2,850

Investments	Percentage of Members’ Capital	Fair Value(1)
Financial Services
Convera International Financial S.a r.l., $22,033 funded par value, due 03/2030, 8.44% (SOFR + 4.75%)	4.5	22,033
Convera International Holdings Limited, $4,808 funded par value, due 03/2030, 8.44% (SOFR + 4.75%)	1.0	4,808
Food and Beverage	0.8	3,999
Insurance	1.6	7,504
Total United Kingdom (Cost $41,190)	8.5	41,194
Jersey
Financial Services
Medlar Bidco Limited, €21,578 funded par value, due 05/2032, 6.99% (EURIBOR + 5.00%)	5.1	24,952
Total Jersey (Cost $24,625)	5.1	24,952
Luxembourg
Consumer Services	0.8	4,008
Health Care Equipment and Services	0.1	271
Software and Services	0.1	378
Total Luxembourg (Cost $4,658)	1.0	4,657
Australia
Consumer Services	0.2	1,177
Total Australia (Cost $1,142)	0.2	1,177
Total First Lien Senior Secured Loans (Cost $1,682,605)	346.5%	$1,681,643
Other Equity
United States
Consumer Distribution and Retail	—	1
Total United States (Cost $1)	—	1
Total Other Equity (Cost $1)	—%	$1
Total Investments (Cost $1,682,606)	346.5%	$1,681,644

____________________________________________________________________________

(1)Represents the fair value in accordance with Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures. The determination of such fair value is not included in the valuation process described elsewhere in Ares Strategic Income Fund’s Annual Report on Form 10-K for the year ended December 31, 2025.